U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2012

TEMPCO, INC.

(Name of Small Business Issuer as Specified in Its Charter)

Nevada	001-10320	13-3465289
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7625 East Via Del Reposo

Scottsdale, AZ 85258

(Address of principal executive offices)

(480) 272-8745

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On August 14, 2012 Tempco, Inc. (the “Registrant”) executed a Regional Developer Agreement (the “RDA”) and three franchise agreements (the “FA”) with ESIO Franchising, LLC (“ESIO”) for the Dallas/Fort Worth region of Texas (the “Territory”) and three franchises therein. The Dallas/Fort Worth region has a population of over 7,700,000 people and over 2,800,000 households.  Upon the execution of the RDA Registrant paid $250,000 cash to ESIO, including a credit of $70,000 from a payment made earlier in the year on a deposit agreement covering 10 other regions with ESIO.

Registrant must commence operations of its Regional Development business and first 3 franchises within 1 year of the execution of the RDA or forfeit its rights under the RDA and three franchise agreements. Further, Registrant must sell or open 12 additional franchises in the Territory within the 10 year term of the RDA, the first two of which must be in operation within the third year after the execution of the RDA. Under the RDA once its three franchises are operating, Registrant will receive 50% of the initial franchise fees ESIO receives from its franchisees in the Territory and 40% of all royalties ESIO receives from its franchisees in the Territory, excluding advertising fund payments. The RDA and the FA contain standard franchise industry language concerning confidentiality and the use of ESIO’s marks, as well as other standard industry provisions.

Pursuant to the terms of the RDA and the FA Registrant and future franchisees will be marketing and servicing ESIO’s multi-serve beverage dispensing systems and beverage products for use in the home and office. The ESIO Beverage System includes countertop and floor stand beverage dispensers that conveniently offer any size hot and cold drinks at the touch of a button.  ESIO’s patented E-Paks deliver perfectly blended national brand and private label juices, sport drinks, vitamin waters, teas and coffees.  More information on the ESIO Beverage System and its franchises is available at www.esiobev.com

Item 3.02 Unregistered Sale of Securities

Between July 31, 2012 and August 14th 2012, the Company issued 2,656,489 shares of its common stock along with warrants to purchase 2,983,989 shares of its common stock at an exercise price of $.75 for the conversion of $655,000 of convertible notes payable and accrued interest of $9,124. In relation to the conversion of the notes, the Company also issued warrants to purchase an additional 298,399 shares at $.75 to finders. The shares were issued to 16 accredited investors and are exempt from registration pursuant to SEC Regulation D.

As a result of the conversions, the Company now has 18,146,505 shares of its common stock outstanding.

ABOUT TEMPCO, INC.

Tempco, Inc. is headquartered in Scottsdale, Arizona and its common stock trades under the symbol TEMO.  Additional information on Tempco, Inc. is available on the Internet at www.sec.gov under the “company Filings” section.

FORWARD LOOKING STATEMENTS

This Report on Form 8-K (“Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be read in conjunction with the Financial Statements of Tempco, Inc. (the “Company” or “Tempco”). Such statements are not historical facts and reflect our current views regarding matters such as operations and financial performance. In general, forward-looking statements are identified by such words or phrases as “expects,” “anticipates,” “believes,” “could,” “approximates,” “estimates,” “may,” “intends,” “predicts,” “projects,” “plans,” or “will,” or the negative of those words or other terminology. These statements are not guarantees of future performance and involve certain known and unknown inherent risks, uncertainties and other factors that are difficult to predict; our actual results could differ materially from those expressed in these forward-looking statements, including those risks and other factors described elsewhere in this Report. The cautionary factors, risks and other factors presented should not be construed as exhaustive. Other risks not presently known to us, or that we currently believe are immaterial, could also adversely affect our business, financial condition or results of operations.

Each forward-looking statement should be read in context with, and with an understanding of, the various disclosures concerning our business made elsewhere in this Report, as well as other public reports filed by us with the United States Securities and Exchange Commission. Readers should not place undue reliance on any forward-looking statement as a prediction of actual results of developments. Except as required by applicable law or regulation, we undertake no obligation to update or revise any forward-looking statement contained in this Report.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Regional Developer Agreement between Tempco, Inc. and ESIO Franchising, LLC dated August 14, 2012.

10.2	Form of three Franchise Agreements between Tempco, Inc. and ESIO Franchising LLC dated August 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 20, 2012	Tempco, Inc.

By: /s/ Anthony Silverman
Anthony Silverman, President and Chief Executive Officer